PediatRx enters U.S. co-promotion agreement for AQUORALTM

CALIFON, NJ – September 14, 2011 – PediatRx Inc. (“PediatRx”) (OTCBB: PEDX), a hospital specialty company with an initial focus on oncology supportive care products, has entered into a U.S. co-promotion agreement with Bi-Coastal Pharmaceutical Corp. for AQUORAL ™, an FDA-cleared, prescription-only treatment for xerostomia (the medical term for dry mouth due to a lack of saliva). Xerostomia can be a debilitating medical condition and is estimated to impact between 35 and 40 million Americans. It is especially prevalent in patients undergoing various treatments for cancer and those with Sjögren’s syndrome. It is also common in the elderly and in patients who are taking prescription medications.

“AQUORAL is an excellent addition to GRANISOL™ in our product portfolio. Both products may offer significant benefit to patients who are suffering from the consequences of their oncology treatments. In addition, we expect that AQUORAL will help further establish PediatRx in the oncology supportive care arena,” said Dr. Cameron Durrant, the founder of PediatRx. “With both AQUORAL and GRANISOL focused on a similar target audience, this allows us to leverage our existing infrastructure, which was previously solely supporting GRANISOL, and is congruent with our strategy of adding complementary products."

The AQUORAL co-promotion is scheduled to begin immediately. PediatRx will provide sales support in the United States and be compensated based on product sales.

AQUORAL is clinically tested and cleared by the FDA. The product is safe, well tolerated and exhibits none of the side effects associated with competitive prescription products.

Selected Safety Information AQUORAL

  AQUORAL should not be taken if there is sensitivity or allergy to corn oil, silicon dioxide, aspartame, or artificial flavorings (citrus).

  There are no known side effects when using AQUORAL.

GRANISOL

  GRANISOL is contraindicated in patients with known hypersensitivity to the drug or any of its components.

  QT prolongation has been reported with granisetron. Therefore, GRANISOL Oral Solution should be used in caution with patients with pre-existing arrhythmias or cardiac conduction disorders, as this might lead to clinical consequences. Patients with cardiac disease, on cardio-toxic chemotherapy, with concomitant electrolyte abnormalities and/or on concomitant medications that prolong the QT interval are particularly at risk.

  Safety and effectiveness in pediatric patients have not been established.

  The most common side effects observed with administration of granisetron were headache, asthenia, constipation, diarrhea, dyspepsia, and abdominal pain.

About PediatRx
PediatRx Inc. (www.pediatrx.com) is a hospital specialty pharmaceutical company which focuses on treatments for patients suffering from serious conditions requiring hospitalization with an initial focus on oncology supportive care. PediatRx trades on the OTCBB under the ticker symbol PEDX.

About Bi-Coastal
Bi-Coastal Pharmaceutical Corp. is a privately owned specialty pharmaceutical company headquartered in Red Bank, New Jersey and founded in 1982.

This press release contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economics, research, development, reformulation, product performance or management's plans and objectives for future operations. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include the Company's anticipation that AQUORAL and Granisol may both offer significant benefit to patients who are suffering from the consequences of their oncology treatments, the expectation that AQUORAL will help further establish the Company in the oncology supportive care arena and the expectation that the two products will allow the company to leverage its existing infrastructure.

While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of the business operations of PediatRx, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. These statements are predictions and involve known and unknown risks, uncertainties and other factors, including the risk that PediatRx cannot execute its business plan for lack of capital or other resources, distribution, partnering or licensing/acquisition opportunities, as well as the risks described in the periodic disclosure documents filed on EDGAR by PediatRx, copies of which are also available on the company’s website. Any of these risks could cause PediatRx or its industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements in this press release. Except as required by applicable law, including the securities laws of the United States, PediatRx does not intend to update any of the forward-looking statements to conform these statements to actual results.

Further Information
PediatRx Inc.
Research & Business Development
Email: info@pediatrx.com

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